UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported):	November 2, 2023

Mr. Cooper Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14667		91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification Number)

8950 Cypress Waters Boulevard	Coppell	Texas	75019
(Address of Principal Executive Offices)			(Zip Code)

(469)	549-2000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COOP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Current Report”) amends the Current Report on Form 8-K filed by Mr. Cooper Group Inc. (the “Company,” “we” or “our”) with the Securities and Exchange Commission (the “SEC”) on November 2, 2023 (the “Original Report”) and November 9, 2023 (the “Amended Report”).

Item 8.01 Other Events

As previously disclosed, on October 31, 2023, the Company experienced a cybersecurity incident in which an unauthorized third party gained access to certain of our technology systems. Our forensic review, engagement with law enforcement and regulators, and defense of litigation is ongoing. Additionally, our forensic review has determined that personal information relating to substantially all of our current and former customers was obtained from our systems during this incident. To assist our customers, we will offer complimentary identity protection services, including credit monitoring, to all of our current and former customers for two years. We are in the process of reaching out to customers with instructions on how to sign up for these complimentary services and how to contact us with questions.

We are updating guidance for fourth quarter vendor expenses related to the incident to $25 million (from $5 to $10 million), which now includes an accrual for the cost of providing identity protection services for two years. There is no change to our guidance for fourth quarter originations segment pretax operating earnings of $0 to -$10 million and servicing segment pretax operating earnings of $200 to $210 million excluding MSR mark-to-market net of hedges.

Cautions Regarding Forward Looking Statements
Certain statements contained in this Current Report, the Original Report, and/or the Amended Report are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will” and other similar words or expressions. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future events, results or performance and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control. Future events and actual results and performance could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. Factors that could cause actual events, results or performance to differ from forward-looking statements include legal, reputational, and financial risks resulting from this cyber incident, the Company’s ongoing investigation of the incident, including the Company’s potential discovery of additional information related to the incident in connection with this investigation or otherwise, the potential impact of this incident on client relationships and the Company’s business, the extent of available insurance coverage, any potential regulatory inquiries and/or litigation to which the Company may become subject in connection with this incident, the extent of remediation and other additional costs that may be incurred by the Company in connection with this incident, and the risks set forth in Item 1A - “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as may be supplemented by Item 1A - “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q and in the Company’s other periodic and current reports filed with the SEC. The forward-looking statements in this document speak only as of this date. The Company undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law. Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

The following is attached as an exhibit to this Current Report:

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mr. Cooper Group Inc.

Date: December 15, 2023	By:	/s/ Kurt Johnson
Kurt Johnson
Executive Vice President & Chief Financial Officer